Exhibit e(10) under Form N-1A
Exhibit 1 under Item 601/Reg. S-K

Exhibit D
to the
Distributor's Contract

FEDERATED STOCK AND BOND FUND

Institutional Shares

In consideration of the mutual covenants set forth in the Distributor's Contract dated June 1, 2008  between the Trust and FSC, Trust executes and delivers this Exhibit on behalf of the Trust.

Witness the due execution hereof this 1st day of March, 2009.

FEDERATED STOCK AND BOND FUND

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

FEDERATED SECURITIES CORP.

By:  /s/ Thomas E. Territ
Name:  Thomas E. Territ
Title:  President